                      SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          (Amendment No.   )

 Filed by the Registrant                      [X]
 Filed by a Party other than the Registrant   [ ]
                     Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission only (as permitted by
     Rule 14a-6(e)(2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PDS Financial Corporation
                  --------------------------------------
           (Name of Registrant as Specified in its Charter)

                  --------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:

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 (2) Aggregate number of securities to which transaction applies:

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 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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 (4)  Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

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
                           PDS FINANCIAL CORPORATION

                               6171 MCLEOD DRIVE

                              LAS VEGAS, NV 89120

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1998

                            ------------------------

TO THE STOCKHOLDERS OF PDS FINANCIAL CORPORATION

    Please take notice that the annual meeting of stockholders of PDS Financial Corporation (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Thursday, May 14, 1998, at 3:30 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

        1.  To elect six directors for the ensuing year.

        2. To consider and vote upon a proposal to approve an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 1,100,000 shares to 1,350,000 shares.

        3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1998.

        4. To act upon any other business that may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, only stockholders of record on March 27, 1998 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

    WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By order of the Board of Directors,

                                          /s/ Peter D. Cleary

                                          Peter D. Cleary
                                          SECRETARY

    April 10, 1998

                                PROXY STATEMENT

                                       OF

                           PDS FINANCIAL CORPORATION
                               6171 MCLEOD DRIVE
                              LAS VEGAS, NV 89120

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PDS Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held May 14, 1998. The approximate date upon which this Proxy Statement and the accompanying Proxy are expected to be first sent or given to stockholders is April 10, 1998. Each stockholder who signs and returns a Proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new Proxy to the Secretary of the Company. Unless so revoked, the shares represented by each Proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a stockholder who has signed a Proxy does not alone revoke that Proxy.

    Only stockholders of record at the close of business on March 27, 1998 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company's only outstanding class of voting securities is Common Stock, $0.01 par value, of which 3,571,474 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of stockholders.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

                                                        PERCENT OF
                 NAME                   NUMBER(4)(5)      CLASS
--------------------------------------  -------------  ------------
Johan P. Finley(2)(1)                       1,086,486        30.4%
Robert M. Mann(1)                              34,000       *
Peter D. Cleary(1)                             24,600       *
Lona M.B. Finley(1)(3)                        377,577        10.2%
Charles R. Patterson                           11,000       *
  801 12th Avenue North
  Minneapolis, MN 55411
Joel M. Koonce                                 13,000       *
  5500 Cenex Drive
  Inver Grove Heights, MN 55077
James L. Morrell                                7,500       *
  1323 Waterford Road
  Woodbury, MN 55125
David R. Mylrea                                 1,093       *
  8824 Windsor Terrace
  Brooklyn Park, MN 55443
All officers and directors as a group       1,555,256        41.2%
  (8 persons)

------------------------

*   Less than 1%

(1) The address of such person is 6171 McLeod Drive, Las Vegas, NV 89120.

(2) Includes 11,200 shares held as co-trustee for minor child also claimed by spouse a co-trustee. Mr. Finley disclaims beneficial ownership of the shares held by Lona M.B. Finley, his spouse.

(3) Includes 5,000 shares held by Ms. Finley as custodian for her son and 11,200 shares held as co-trustee for minor child also claimed by spouse a co-trustee. Ms. Finley disclaims beneficial ownership of the shares held by Johan P. Finley, her spouse.

(4) Includes shares of Common Stock issuable to the following persons upon exercise of options that are currently exercisable or that will become exercisable within 60 days of the date of this Proxy Statement: Robert M. Mann, 34,000 shares; Peter D. Cleary, 24,000 shares; Lona M.B. Finley, 116,591 shares; Charles R. Patterson, 10,000 shares; Joel M. Koonce, 10,000 shares; James L. Morrell, 7,500 shares; all executive officers and directors as a group, 202,091 shares.

                              CERTAIN TRANSACTIONS

    Johan P. Finley, the Company's President, Chief Executive Officer, controlling stockholder and Chairman of the Board, received a fee in the amount of $70,000 and $27,654 in exchange for giving a personal guarantee of amounts loaned to the Company under its bank lines of credit in 1997 and 1996, respectively.

    David R. Mylrea, a director of the Company, entered into an agreement to provide certain legal services to the Company during 1998. The Company expects to pay total fees of approximately $120,000 in 1998 to Mr. Mylrea pursuant to this agreement. This agreement will terminate in the event Mr. Mylrea accepts full-time employment elsewhere.

                         ITEM 1: ELECTION OF DIRECTORS

    Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. Each of the persons listed below, except for Lona M.B. Finley, is now serving as a Director of the Company and has consented to continue to serve as a Director, if elected. The Board of Directors proposes for election the following nominees:

    JOHAN P. FINLEY, age 36, is the founder of the Company and has been its President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in February 1988. In addition, Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products, Inc. from 1991 to 1994.

    PETER D. CLEARY, age 40, has been Secretary of the Company since January 1998, Vice President and Chief Financial Officer since September 1995 and has been a Director of the Company since January 1996. From 1980 to 1995, Mr. Cleary served in various positions with Coopers & Lybrand L.L.P., most recently as Audit Manager. Coopers & Lybrand L.L.P. provides accounting services to the Company.

    CHARLES R. PATTERSON, age 55, has been a member of the Company's Board of Directors since March 1994. Since 1992, he has served as President of The Walman Optical Company, a Minnesota manufacturer and distributor of eyeglasses, accessories and ophthalmic examination equipment. He has served in various capacities with Walman Optical since 1971. Mr. Patterson is a member of the Board of Directors of F D Optical Manufacturing, Inc., a Minnesota optical company, and also serves as a member of the Regional Board of the Optical Laboratory Association of the United States.

    JOEL M. KOONCE, age 59, has been a member of the Company's Board of Directors since April 1994. Since 1986, he has served as Chief Financial and Administrative Officer of CENEX, Inc., a distributor of petroleum and agronomy products and other farm supplies located in St. Paul, Minnesota. Prior to joining CENEX, Mr. Koonce served in various management positions with Land O'Lakes, most recently as Vice

President of Administration and Planning for Agricultural Services. Mr. Koonce served in various management positions for General Mills from 1965 to 1981. He is Chairman of the Board of Directors of St. Paul Bank for Cooperatives.

    JAMES L. MORRELL, age 44, has been a member of the Company's Board of Directors since March 1996. He is currently an independent business consultant. From 1986 to 1995, Mr. Morrell was employed by Dain Bosworth Incorporated, where he held a number of management positions, most recently Managing Director, Corporate Finance.

    LONA M.B. FINLEY, age 33, has been nominated for membership on the Board of Directors and has been the Treasurer of the Company since December 1993 and Director of Compliance since January 1997. Prior to becoming Treasurer, Ms. Finley served in various other positions with the Company since 1988. Her current duties include oversight of the compliance, human resources and treasury functions. Ms. Finley in the spouse of Johan P. Finley.

    Directors of the Company are elected to serve until their successors are duly elected and qualified. Each non-employee Board member receives an annual cash retainer of $2,500, which will be increased to $7,500 effective May 14, 1998, and a fee of $1,000 for each Board meeting attended. Upon election or appointment to the Board of Directors, each non-employee director is automatically granted a non-qualified option to purchase 10,000 shares of the Company's Common Stock at its fair market value on the date of grant. These options have a term of ten years and become exercisable as to 2,500 shares on the date of each Annual Meeting of Stockholders at which the director is re-elected or is serving an unexpired term. Messrs. Patterson and Koonce each received 10,000 such options in March 1994 and April 1994, respectively, which have an exercise price of $5.00 per share. Mr. Morrell received 10,000 such options in March 1996 with an exercise price of $2.50 per share. Beginning May 14, 1998, the Company intends to grant a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock at its fair market value on the date of grant to each non-employee director on an annual basis. These options have a term of ten years and become exercisable as to 1,000 shares on the date of each Annual Meeting of Stockholders at which the director is re-elected or is serving an unexpired term. The Company reimburses officers and directors for their authorized expenses.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, which currently consists of James L. Morrell and Joel M. Koonce. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held one meeting during 1997.

    The Board of Directors has a Compensation Committee, which currently consists of Johan P. Finley, Charles R. Patterson and Joel M. Koonce. The Compensation Committee determines executive compensation and administers the provisions of the Company's 1993 Stock Option Plan. The Compensation Committee held one meeting during 1997.

    The Board of Directors has a Compliance Committee, which currently consists of Lona M.B. Finley, Peter D. Cleary, James L. Morrell, Lon H. Shepard, the Company's Compliance Officer and Michael G. Alonso, the Company's non-employee gaming industry counsel. The Compliance Committee oversees compliance with the rules and regulations of the various gaming regulatory bodies in the jurisdictions in which the Company transacts business. The Compliance Committee held three meetings during 1997.

    The Board of Directors has no standing nomination committee.

    During 1997, the Board of Directors held four meetings. All incumbent directors attended 100% of those meetings of the Board and committees on which they were members that were held while they were serving on the Board or on such committees.

PROXIES AND VOTING

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of Directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of the nominees named above. A stockholder who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the Meeting, and is in effect casting a negative vote; a stockholder (including a broker) who does not attend the Meeting and who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

    All shares represented by proxies will be voted for the election of the foregoing nominees unless a contrary choice is specified. If any nominee withdraws or otherwise becomes unavailable for any reason, the proxies that would otherwise have been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the three other executive officers who received total salary and bonus in excess of $100,000 in 1997.

                                                                  LONG-TERM
                                    ANNUAL COMPENSATION         COMPENSATION        ALL
                              --------------------------------  -------------      OTHER
NAME AND PRINCIPAL POSITION     YEAR       SALARY      BONUS       OPTIONS     COMPENSATION
----------------------------  ---------  ----------  ---------  -------------  -------------
Johan P. Finley ............  1997       $  210,000     --           --        $  153,104(1)
  President and Chief         1996          159,135  $  35,145       --            44,154(1)
  Executive Officer           1995          154,500     --                         16,620(1)

Robert M. Mann .............  1997       $  137,207  $  21,006       --        $    9,550(2)
  Executive Vice President    1996          127,764     20,508       --             7,677(2)
                              1995           98,800      9,360       54,000        33,740(2)

Peter D. Cleary ............  1997       $  100,000  $  15,500       --        $    3,534(3)
  Chief Financial Officer     1996           85,744     12,862       --             --
                              1995(3)        23,805     --           54,000         --

David R. Mylrea ............  1997       $  103,184  $  51,137       --        $   58,473(4)
  Chief Operating Officer     1996          110,210     16,893       --            19,460(4)
  and Secretary(4)            1995          107,000      9,360        7,500        10,020(4)

------------------------

(1) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $4,750, $4,500 and $4,620 in 1997, 1996 and 1995, respectively, an automobile allowance of $1,984 in 1997 and $12,000 in 1996 and 1995, fees in the amount of $70,000 and $27,654 paid for personally guaranteeing bank lines of credit in 1997 and 1996, respectively, personal use of a Company automobile and reimbursement for moving and temporary living expenses in the amount of $76,370 in 1997.

(2) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $4,750 and $2,877 in 1997 and 1996, an annual automobile allowance of $4,800, $4,800 and $3,800 in 1997, 1996 and 1995, respectively and reimbursement for moving and temporary living expenses in the amount of $29,940 in 1995.

(3) Mr. Cleary joined the Company in September 1995. Consists of Company contributions to a 401(k) profit sharing plan in the amount of $2,267 in 1997 and reimbursement for moving and temporary living expenses in the amount of $1,267 in 1997.

(4) Mr. Mylrea terminated his employment with the Company in November 1997. Consists of Company contributions to a 401(k) profit sharing plan in the amount of $3,748, $4,060 and $4,620 in 1997, 1996 and 1995, respectively, an annual automobile allowance of $4,725, $5,400 and $5,400 in 1997, 1996 and 1995, respectively, severance pay in the amount of $50,000 in 1997 and a transaction-related fee in the amount of $10,000 in 1996.

EMPLOYMENT AGREEMENTS

    In September 1993, the Company entered into a five-year employment agreement with Johan P. Finley as President and Chief Executive Officer. Mr. Finley is entitled to an annual bonus during the term of his agreement of up to 7% of the Company's pre-tax income. The agreement provides that Mr. Finley is entitled to a payment in the amount of two times his base salary in effect upon a termination of his employment by the Company, change in control of the Company, or a sale of the majority of the Company's assets. The agreement will automatically renew for additional one-year periods at the expiration of the term, provided that either Mr. Finley or the Company may prevent the renewal by written notice at least 30 days prior to the expiration of the term.

    In February 1995, the Company entered into a five-year employment agreement with Robert M. Mann to serve as Executive Vice President. In accordance with an income-based formula, Mr. Mann is eligible to earn a bonus of up to 16% of his base salary. Under his employment agreement, Mr. Mann may receive an annual discretionary bonus of up to 15% of his base salary.

    In September 1995, the Company entered into an employment agreement with Peter D. Cleary to serve as Chief Financial Officer and Vice President. This contract automatically renewed for another year in September 1997. In accordance with an income-based formula, Mr. Cleary is eligible to earn an annual bonus of up to 32.5% of his base salary. Under his employment agreement, Mr. Cleary may receive an annual discretionary bonus of up to 15% of his base salary.

    In March 1994, the Company entered into a three-year employment agreement with Lona M.B. Finley. This contract automatically renewed for an additional year. In accordance with an income-based formula, Ms. Finley is eligible to earn a bonus of up to 55% of her base salary. The agreement provides that Ms. Finley is entitled to a payment in the amount of two times her base salary then in effect upon a termination of her employment by the Company, a change in control of the Company or a sale of a majority of the Company's assets.

    In January 1994, the Company entered into a five-year employment agreement with David R. Mylrea to serve as Chief Operating Officer, General Counsel and Secretary. In accordance with an income-based formula, Mr. Mylrea was eligible to earn a bonus of up to 55% of his base salary. Under his employment agreement, Mr. Mylrea could receive an annual discretionary bonus of up to 15% of his base salary. Mr. Mylrea terminated his employment with the Company in November 1997.

    Each employment agreement is subject to earlier termination for cause or upon disability or death. In the case of disability, the Company has agreed to continue salary payments for a six-month term. Mr. Finley has agreed not to compete with the Company following termination of employment for a period of one year, and Messrs. Mylrea, Mann and Cleary are subject to two-year non-compete provisions.

    The Company has a 401(k) profit-sharing plan for its employees and may adopt additional bonus, pension, profit-sharing, retirement, or similar plans in the future.

STOCK OPTIONS

    There were no stock options granted in 1997 to the executive officers named in the compensation table set forth above.

    In the event of dissolution, liquidation, or an event changing control of the Company (as described in the Stock Option Plan), all outstanding options under the Stock Option Plan will become exercisable in full and each optionee will have the right to exercise his or her options or to receive a cash payment in certain circumstances.

    The following table sets forth the number and dollar value of all exercises of options and the number and aggregate dollar value of all unexercised options held by the named executive officers as of the end of 1997. The value of each unexercised, in-the-money option was determined by multiplying (i) the difference between (a) the market price of a share of Common Stock as of the end of 1997 ($6.75), and (b) the exercise price of the option, by (ii) the number of shares subject to the option.

                                                             NUMBER OF SHARES SUBJECT TO      VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                                  DECEMBER 31, 1997             DECEMBER 31, 1997
                              SHARES ACQUIRED     VALUE      ----------------------------  ---------------------------
NAME                          ON EXERCISE (#)  REALIZED ($)  EXERCISABLE  NONEXERCISABLE   EXERCISABLE  NONEXERCISABLE
----------------------------  ---------------  ------------  -----------  ---------------  -----------  --------------
Johan P. Finley                     --              --           --             --             --             --
Robert M. Mann                      --              --           24,000         30,000      $  55,480    $     52,500
Peter D. Cleary                     --              --           24,000         30,000      $ 105,480    $    127,500
David R. Mylrea                    152,955     $  1,214,080      --             --             --             --

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed of two non-employee directors and one employee director.

    The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1997 fiscal year.

COMPENSATION PHILOSOPHY

    The goals for the executive compensation program are to:

    - Motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

    - Attract, retain and motivate executives by providing compensation and compensation opportunities that are comparable to those offered by other companies in the financial services industry.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

    The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the Executive Compensation Program is comprised of annual cash compensation and longer-term stock compensation.

    Annual cash compensation consists of base salary and performance bonuses. For lower level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For higher-level employees, base salaries are in the low to average range for the financial services industry and potential bonuses constitute a high percentage of annual cash compensation. The Company's executive compensation bonus program has two components: (1) a bonus of up to a specified percentage of base salary is based upon the Company's earnings performance for the year, and (2) an additional bonus of up to 15% of base salary can be awarded at the discretion of the Compensation Committee.

    The structure and earnings goals for the executive performance bonus program are reviewed and adjusted annually by the Committee. Discretionary bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's discretionary bonus is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

    The Company's 1993 Stock Option Plan as amended provides for the granting of options ("Options") to purchase up to an aggregate of 1,100,000 shares of Common Stock to certain key employees, officers, directors and consultants of the Company. Options granted under the Stock Option Plan may be either Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Incentive Options"), or those that do not qualify as "incentive stock options" ("Non-Statutory Options"). The Stock Option Plan is administered by the Board of Directors and the Committee, which determines the persons who are to receive Options, the terms and number of shares subject to each Option and whether the Option is an Incentive Option or a Non-Statutory Option. See "Item 2: Proposal To Amend 1993 Stock Option Plan To Increase The Number Of Shares Of Common Stock Available For Issuance Thereunder From 1,100,000 To 1,350,000 Shares."

    The Company currently anticipates that new executive officers would be granted options at the time of hiring, which options would typically vest over a number of years. The Committee believes these grants are in line with external, competitive opportunities and provide a stronger, more direct motivation to executive officers to increase stockholder value. The Company awarded options to purchase a total of 178,500 shares in 1997 and options to purchase 59,000 shares during the period from January 1, 1998 through March 9, 1998, all of which vest over a period of years.

    As of March 9, 1998, options to purchase 547,681 shares of Common Stock were outstanding, with exercise prices ranging from $1.50 per share to $7.88 per share, to 38 employees, 242,272 of which are currently exercisable. In addition, pursuant to the Stock Option Plan, newly elected non-employee directors of the Company each receive an automatic grant of a Non-Statutory Option to purchase 10,000 shares of Common Stock on the date they first become a director. The Compensation Committee has approved an annual grant of an option to purchase 5,000 shares of Common Stock beginning May 14, 1998 to non-employee directors. During 1997, no options were granted to non-employee directors. Future grants of options to executive officers and other employees under the Stock Option Plan are not determinable.

EXECUTIVE OFFICER COMPENSATION

    The executive officers' compensation was established at the beginning of 1997 and ratified by the Compensation Committee.

JOHAN P. FINLEY, CHARLES R. PATTERSON AND JOEL M. KOONCE

The Members of the Compensation Committee

              ITEM 2: PROPOSAL TO AMEND 1993 STOCK OPTION PLAN TO
          INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR
             ISSUANCE THEREUNDER FROM 1,100,000 TO 1,350,000 SHARES

    The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 1,100,000 shares to 1,350,000 shares. Of the 1,100,000 shares currently authorized for issuance pursuant to the Stock Option Plan, 235,765 shares were available to the Company as of March 9, 1998 for future option grants. The Board of Directors believes that the Stock Option Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, and that it is appropriate to increase the number of shares available for option grants and other awards under the Stock Option Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Committee to achieve the objectives of the Stock Option Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

    The Stock Option Plan authorizes the granting of Incentive Options within the meaning of Section 422 of the Code as well as Non-Statutory Options. Options may be granted to employees, including officers and directors who are employees, to non-employee directors upon election or appointment to the Board, and to consultants of the Company or its parents, subsidiaries or affiliates. However, only employees of the Company or its parent or subsidiary companies are eligible to receive incentive stock options. The Code also contains additional limitations restricting the number of shares granted to an optionee that may be treated as incentive stock options. The Stock Option Plan will terminate in April 2003.

    The Stock Option Plan is administered by Compensation Committee. The Committee determines whether each option is to be an incentive stock option or Non-Statutory Option, and determines the terms of options granted under the Stock Option Plan, including the exercise price, the number of shares subject to the option and the period of exercisability. No Incentive Option may be exercised more than ten years after its grant date, and no option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company ("Ten Percent Stockholder") may be exercised more than five years from the date the option is granted. To the extent the aggregate fair market value, determined at the time the option is granted, of the Common Stock with respect to which all Incentive Options are exercisable for the first time by an employee during any calendar year exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Options. During the lifetime of the optionee, only the optionee may exercise the option. In the event of a merger of the Company in which the Company is not the surviving corporation or a dissolution, liquidation or sale of substantially all of the Company's assets, all outstanding options will become exercisable at least ten days prior to such event on such terms as the Committee shall determine, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

    The exercise price of all Incentive Options granted under the Stock Option Plan must not be less than the fair market value of the Common Stock of the Company at the time the option is granted, as determined according to the Stock Option Plan. The exercise price of any option granted to a Ten Percent Stockholder may not be less than 110% of the fair market value of the Common Stock of the Company at the time the option is granted, as determined by the Board of the Committee in good faith.

    Under the Stock Option Plan, the Committee may permit participants, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the exercise of the option or shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise of the option. The amount of any such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation.)

TAX TREATMENT

    The grant of a stock option pursuant to the Plan will result in no tax consequences for the optionee or the Company. The holder of an Incentive Option generally will have no taxable income upon exercising the Incentive Option (except that the alternative minimum tax may apply), and the Company generally will receive no tax deduction when an Incentive Option is exercised. Upon exercise of a Non-Statutory Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the Company will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Option or a Non-Statutory Option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Option before the applicable Incentive Option holding period has been satisfied.

    Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer's deduction may be determined as of such later date.

    The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the approval of the amendment to the Stock Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE STOCK OPTION PLAN.

                 ITEM 3: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of Coopers & Lybrand L.L.P. by the Board of Directors to act as independent accountants of the Company for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. are independent accountants and auditors who have audited the accounts of the Company annually since 1992.

    Representatives of Coopers & Lybrand L.L.P. will attend the stockholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and beneficial owners of more than ten percent of the outstanding shares of Common Stock are also required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent owners were satisfied.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company, PDS Financial Corporation, 6171 McLeod Drive, Las Vegas, NV 89120, no later than December 15, 1998, for inclusion in the Proxy Statement for such annual meeting.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of preparing, assembling and mailing the Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by facsimile or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment.

                                          Peter D. Cleary

                                          SECRETARY

                           PDS FINANCIAL CORPORATION
                               6171 MCLEOD DRIVE
                              LAS VEGAS, NV 89120

                                 APRIL 10, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Johan P. Finley and Peter D. Cleary, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of PDS Financial Corporation (the "Company") held by the undersigned on March 27, 1998, at the Annual Meeting of Stockholders of the Company, to be held on May 14, 1998, at 3:30 P.M., at the Marquette Hotel, 701 Marquette Avenue, Minneapolis, Minnesota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSALS, 2 and 3 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

    Receipt of Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.

                                   P R O X Y

1. ELECTION OF DIRECTORS: Nominees: Johan P. Finley, Peter D. Cleary, Charles R. Patterson, Joel M. Koonce, James L. Morrell and Lona M.B. Finley.

    / / VOTE FOR all nominees listed      / / WITHHOLD AUTHORITY
        above (except vote withheld for       to vote for all nominees listed
        the following nominees, if any,       above
        whose names are written below).

    -------------------------------------------------------------------------

2. To amend the 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 1,100,000 to 1,350,000 shares.

         FOR / /                AGAINST / /                ABSTAIN / /

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company for the fiscal year ending December 31, 1998.

         FOR / /                AGAINST / /                ABSTAIN / /

4. To vote with discretionary authority upon such other matters as may come before the meeting.

INSTRUCTION: When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give full title as such. If shares are held by a corporation, this proxy should be signed in full corporate name by its president or other authorized officer. If a partnership holds the shares subject to this proxy, an authorized person should sign in the name of such partnership.

                                             SIGNATURE(S)
                                             ___________________________________
                                             ___________________________________
                                             Dated: ______________________, 1997